Investor News	NYSE:PEG

For further information, contact:

•	Sue Carson, Director, Investor Relations	Phone: 973-430-6565
•	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568

October 28, 2005

PSEG ANNOUNCES THIRD QUARTER 2005 RESULTS:

INCOME FROM CONTINUING OPERATIONS OF $1.06 PER SHARE

OPERATING EARNINGS OF $1.10 PER SHARE

2006 Guidance of $3.45 to $3.75 per Share Announced

10% Growth Driven by Higher Power Prices

Affirms 2005 Guidance of $3.15 to $3.35 per Share, Excluding Merger Costs

Public Service Enterprise Group (PSEG) announced today (October 28, 2005) third quarter Income from Continuing Operations of $260 million or $1.06 per diluted share of common stock based on 244 million average shares outstanding. Including charges of $7 million or 3 cents per share related to Discontinued Operations at PSEG Power’s Waterford facility, PSEG reported Net Income of $253 million or $1.03 per share. Income from Continuing Operations includes merger related costs (net of tax) of $10 million or 4 cents per share for the quarter. Excluding merger related costs, adjusted (non-GAAP) Operating Earnings for the third quarter of 2005 were $270 million or $1.10 per share of common stock. PSEG believes that this non-GAAP financial measure provides consistent and comparable measures to help shareholders understand current and future operating results.

Comparable Income from Continuing Operations for the third quarter of 2004 was $252 million or $1.06 per share, based on 238 million average shares outstanding. Including a net loss of $8 million, or 3 cents per share from Discontinued Operations at PSEG Power, PSEG reported Net Income of $244 million or $1.03 per share.

For the nine months ended September 30, 2005, PSEG reported Income from Continuing Operations of $653 million, or $2.68 per share based on 243 million average shares outstanding. Including charges of $197 million, or 81 cents per share related to Discontinued Operations at PSEG Power’s Waterford facility, PSEG reported Net Income of $456 million or $1.87 per share. Income from Continuing Operations includes merger related costs (net of tax) of $26 million or 11 cents per share for the first nine months. Excluding merger related costs, adjusted (non-GAAP) Operating Earnings were $679 million or $2.79 per share of common stock for the first nine months.

Comparable Income from Continuing Operations for the first nine months of 2004 was $661 million or $2.78 per share, based on 238 million average shares outstanding. Including a net loss of $22 million, or 9 cents per share from Discontinued Operations at PSEG Power and PSEG Global, PSEG reported Net Income of $639 million or $2.69 per share.

Attachments to this release provide a summary of quarter and year-to-date results for 2005 and 2004 for PSEG’s principal subsidiaries – Public Service Electric and Gas Company (PSE&G), PSEG Power and PSEG Energy Holdings.

THIRD QUARTER RESULTS

Thomas M. O’Flynn, chief financial officer, said that results for the third quarter were driven by favorable weather and increased demand at PSE&G along with higher energy prices in Texas, which helped Energy Holdings’ quarterly results.

“For the quarter, PSE&G’s service territory experienced weather, as measured by the Temperature Humidity Index, that was warmer than normal contributing an additional 4 cents to earnings compared to the prior year’s quarter. For the full year, weather has had a favorable impact of about 5 cents per share,” O’Flynn said. “Demand revenues – which are based on the peak demand for each month – contributed an additional 4 cents per share for the quarter compared to last year and helped to offset the lower electric demand we saw in the second quarter of 2005.” For the year, demand revenues at PSE&G are about one cent below last year, the result of reduced customer usage due to gas prices in the first quarter. Overall, PSE&G reported earnings of 47 cents per share for the quarter, an improvement of 8 cents per share over the third quarter of 2004.

“We continue to benefit from the operational expertise Exelon has brought to our New Jersey nuclear units,” said O’Flynn. For the quarter, the three units had a combined capacity factor of 96.5%, a 4.5% improvement over the third quarter of last year. On October 11, Salem Unit 1 started its 17th refueling outage which includes the replacement of the reactor vessel head. This outage marked the end of 152 days of continuous simultaneous operation for the two Salem units – a new record surpassing the previous mark of 148 days set in 1991. The strong performance by the Salem units helped mitigate the costs of a 7-day outage at Hope Creek that occurred in late August. Replacement power costs at that time – in the aftermath of Hurricane Katrina – were about $2.5 million per day, more than double historical averages. For the quarter, incremental replacement power costs for our New Jersey nuclear units were $7 million.

Similar to the nuclear fleet, the New Jersey coal fleet has improved both its availability and capacity over last year. Year-over-year, availability increased by 27% and the capacity factor increased by 21% for the New Jersey coal fleet. During the third quarter however, the Hudson plant had unplanned outages that resulted in $18 million of replacement power costs. “The high replacement power costs reflect the cost differential between low cost coal production and gas-driven prices for electricity this summer,” O’Flynn said.

Power enters into forward contracts for natural gas and electricity, a modest number of which require mark-to-market accounting. During the third quarter, Power recorded about $15 million, or 4 cents per share of unrealized losses, which will reverse in future periods.

Also at Power, the nuclear decommissioning trust fund recognized $38 million in gains during the quarter, the result of a restructuring and asset rebalancing that will continue into the fourth quarter.

Overall for the quarter, Power reported Operating Earnings of 55 cents per share, a 3 cent per share decline from the third quarter of last year.

“Earlier this month, the PSEG board approved a plan under the Jobs Act to repatriate cash from Energy Holdings,” O’Flynn said. The Jobs Act provided a one-year window to repatriate earnings from foreign investments at favorable tax rates. Of the $182 million repatriated so far this year, approximately $140 million was eligible for the reduced tax rate. Taxes incurred as a result of the repatriation reduced earnings by $9 million for the quarter. Approximately $50 million in additional cash may be available for repatriation under the Jobs Act later this year.

Also at Energy Holdings, the higher demand in Texas provided incremental earnings of $16 million for the quarter. Overall, Energy Holdings reported earnings of 16 cents per share for the quarter, a 2 cent per share improvement over 2004.

“Year to date results comfortably position us to achieve our 2005 earnings guidance of $3.15 to $3.35 per share,” O’Flynn said. “Last year the fourth quarter was difficult because of the extended Hope Creek outage. This year, our nuclear and fossil units have performed well, with Salem Unit 2 completing the reactor vessel head replacement and refueling in record time of just under 36 days this spring. We have every expectation of Salem Unit 1 meeting or exceeding the record set by Salem Unit 2, when it completes the current outage.”

LONGER TERM OUTLOOK

“This year we have witnessed dramatic changes in the natural gas and electric markets in which we transact on a daily basis,” said O’Flynn. Natural gas prices have almost doubled since the beginning of the year. With gas-fired units often setting the price for electricity, we’ve seen a 60% increase in forward round-the-clock electric prices during this period. “As we’ve stated before, Power’s objective is to term up at least 75% of its output over the next 18- 24 months,” O’Flynn said. “Current BGS (Basic Generation Service) contracts were entered into when round-the-clock forward electric prices ranged between $32 and $47 per MWhr. Prices since the time of the last auction have continued to move upward, and are currently in the low $70 range.

PSEG is providing 2006 earnings guidance of $3.45 to $3.75 per share. “This represents a 10% improvement over the 2005 guidance and is driven largely by the higher energy prices and the cost effectiveness of the PSEG nuclear and coal fleet. With the level of expected output and prices we’ve termed up, we expect Power will be a major contributor to the increased earnings from 2005 to 2006,” O’Flynn said.

O’Flynn commented, “We’ve termed up 85-90% of our expected 2006 coal and nuclear generation at PSEG Power at attractive prices as the market has been moving up.” The coal and nuclear fleet represents over 80% of Power’s expected annual output and an even larger portion of profitability. The guidance also assumes reasonable outcomes in the two outstanding PSE&G regulatory filings – the elimination of the $64 million depreciation credit from the 2003 electric base rate case and the $133 million gas base rate increase that was filed on September 30.

O’Flynn also noted that Energy Holdings is expected to continue to be a meaningful contributor to PSEG’s earnings in 2006 with continued strong results from its merchant generation business in Texas and solid contributions from its South American distribution businesses.

Assumptions used in creating the 2006 plan, and the related sensitivities on the guidance are included in Attachment 11.

Beyond 2006, Power has increased the volume of contracted generation through the 2007 and 2008 periods providing meaningful uplift to PSEG’s future earnings. “We’ve hedged 65% - 75% of the expected output of our nuclear and coal plants for 2007 and 35% - 50% for 2008 at attractive prices. PSEG’s earnings growth rates for 2007 and 2008 are expected to exceed the 10% improvement we’re projecting from 2005 to 2006,” O’Flynn said.

The current high commodity price environment should benefit Power’s earnings longer term, assuming generating units operate as planned. Another, nearer term impact has been the increased collateral requirements on some of the older, longer-dated contracts at Power. Generally, these contracts require collateral in the form of cash or a letter of credit. The amount required fluctuates with the underlying contract prices. Power reported a $700 million increase in margin requirements related to these positions during the third quarter.

To meet the increased margin needs, O’Flynn said, PSEG and Power have entered into several bilateral credit agreements providing a total of $500 million in additional capacity for funding or letters of credit. As of today, PSEG has approximately $2.1 billion of liquidity available.

CUSTOMER IMPACT

As noted above, higher natural gas prices impact many aspects of PSEG. At PSE&G, the regulated utility, customers are already seeing the impact of a 10.6% increase in gas commodity costs that was granted in August by the NJBPU. This increase was necessary to recover costs from the 2004 heating season, as well as expected costs for 2005. O’Flynn noted that if prices continue to rise and it appears PSE&G will not fully recover the cost of the gas supply before next fall, PSE&G is authorized by the NJBPU to implement two additional increases of 5% each on December 1 and February 1.

“Even with rate increases such as these, residential customers of PSE&G will not feel the full brunt of the higher gas prices this winter. The vast majority of the expected residential gas needs for this heating season will be provided at rates that are below current market prices,” O’Flynn said. Under the BGSS (Basic Gas Supply Service) contract between Power and PSE&G, Power is able to use a combination of forward contracts and gas storage capabilities to mitigate the impact of higher prices on residential customers. PSE&G makes no margin on the gas commodity which is a direct pass-through to customers.

The NJBPU recently established a Board Staff Fuel Cost Team to work with the gas distribution companies in New Jersey to further analyze the impacts of wholesale natural gas prices and to explore options for mitigating cost increases to customers.

MERGER UPDATE

Earlier this month, the Administrative Law Judge assigned to review the merger in New Jersey approved a modification to the schedule that moved the dates for testimony and hearings out about 30 days, but retained the March 30 date for an initial decision and May 15 for the final order date. There is a window for settlement discussions in December in advance of the scheduled hearings in early January.

Recently, the senior leaders previously named for the post-merger company announced the broader leadership team. “We are very pleased to see an organization that reflects the best of both Exelon and PSEG. We look forward to a timely approval of the pending regulatory requests so the benefits of the merger can quickly reach the customers, employees and shareholders of both companies,” O’Flynn said.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Public Service Enterprise Group Incorporated and Exelon Corporation, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Such statements are based upon the current beliefs and expectations of Public Service Enterprise Group Incorporated's and Exelon Corporation's management, are subject to significant risks and uncertainties and may differ materially from actual future experience involving any one or more of such matters. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing of the contemplated merger and the impact of any conditions imposed by regulators in connection with their approval thereof; the failure of Public Service Enterprise Group Incorporated and Exelon Corporation stockholders to make the requisite approvals for the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize cost-savings from the transaction as a result of technical, logistical, competitive and other factors; the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time first made and we do not undertake to update or revise them as more information becomes available. Additional factors that could cause Public Service Enterprise Group Incorporated's and Exelon Corporation's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2005, of Public Service Enterprise Group Incorporated and Exelon Corporation. as well as Exelon's Form S-4 filed on February 4, 2005, as such reports and forms may have been amended, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website, www.sec.gov.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Public Service Enterprise Group Incorporated or Exelon Corporation. Exelon Corporation has filed with the Securities and Exchange Commission a registration statement (File No. 333-122704) that includes the definitive joint proxy statement/prospectus that has been mailed by Public Service Enterprise Group Incorporated and Exelon Corporation to their respective security holders in connection with the proposed merger of Public Service Enterprise Group Incorporated and Exelon Corporation. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, EXELON CORPORATION AND THE PROPOSED MERGER. Investors and security holders are able to obtain these materials and other documents filed with the Securities and Exchange Commission free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus may be obtained free of charge from Public Service Enterprise Group Incorporated, Investor Relations, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, or from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398.

Participants in Solicitation

Public Service Enterprise Group Incorporated, Exelon Corporation, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Public Service Enterprise Group Incorporated's and Exelon Corporation's directors and executive officers is available in preliminary joint proxy statement/prospectus contained in the above referenced registration statement. OTHER INFORMATION REGARDING THE PARTICIPANTS IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Earnings Results (in Millions)

PSE&G	$114	$92	$279	$278
PSEG Power	135	139	313	319
PSEG Energy Holdings
PSEG Global	22	17	101	68
PSEG Resources	17	18	39	31
PSEG Energy Holdings	–	(2)	(3)	(7)
Total PSEG Energy Holdings	39	33	137	92
PSEG	(18)	(12)	(50)	(28)
Operating Earnings	$270	$252	$679	$661
Merger and Merger Related Costs, net of tax	(10)	–	(26)	–
Income from Continuing Operations	$260	$252	$653	$661
Loss from Discontinued Operations, including Loss on Disposal, net of tax	(7)	(8)	(197)	(22)
PSEG Net Income	$253	$244	$456	$639

Fully Diluted Average Shares Outstanding (in Millions)	244	238	243	238

Per Share Results (Diluted)

PSE&G	$0.47	$0.39	$1.15	$1.17
PSEG Power	0.55	0.58	1.29	1.34
PSEG Energy Holdings
PSEG Global	0.09	0.07	0.41	0.28
PSEG Resources	0.07	0.08	0.16	0.13
PSEG Energy Holdings	0.00	(0.01)	(0.01)	(0.02)
Total PSEG Energy Holdings	0.16	0.14	0.56	0.39
PSEG	(0.08)	(0.05)	(0.21)	(0.12)
Operating Earnings	$1.10	$1.06	$2.79	$2.78
Merger and Merger Related Costs, net of tax	(0.04)	0.00	(0.11)	0.00
Income from Continuing Operations	$1.06	$1.06	$2.68	$2.78
Loss from Discontinued Operations, including Loss on Disposal, net of tax	(0.03)	(0.03)	(0.81)	(0.09)
PSEG Net Income	$1.03	$1.03	$1.87	$2.69

Note 1:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million and PSEG Global of $0 million and $3 million for the quarters ended September 30, 2005 and 2004, respectively.

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $3 million and $3 million, PSEG Global of $3 million and $11 million and PSEG Resources of $0 and $2 million for the nine months ended September 30, 2005 and 2004, respectively.

Note 2:

Basic Earnings per Share from Net Income was $1.06 and $1.03 per share for the quarters ended September 30, 2005 and 2004, respectively.

Basic Earnings per Share from Net Income was $1.91 and $2.70 per share for the nine months ended September 30, 2005 and 2004, respectively.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended September 30, 2005

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)

OPERATING REVENUES	$3,376	$(381)	$1,934	$1,444	$379
OPERATING EXPENSES
Energy Costs	1,999	(382)	1,195	983	203
Operation and Maintenance	560	3	276	223	58
Depreciation and Amortization	207	4	155	34	14
Taxes Other Than Income Taxes	34	(1)	35	–	–
Total Operating Expenses	2,800	(376)	1,661	1,240	275
Income from Equity Method Investments	29	–	–	–	29
OPERATING INCOME	605	(5)	273	204	133
Other Income and Deductions	55	(5)	2	61	(3)
Interest Expense	(216)	(33)	(86)	(32)	(65)
Preferred Securities Dividends	(1)	–	(1)	–	–
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	443	(43)	188	233	65
Income Tax Expense	(183)	18	(74)	(101)	(26)
INCOME FROM CONTINUING OPERATIONS	260	(25)	114	132	39
Loss from Discontinued Operations, including Loss on Disposal, net of tax	(7)	–	–	(7)	–
NET INCOME	$253	$(25)	$114	$125	$39
INCOME FROM CONTINUING OPERATIONS	$260	$(25)	$114	$132	$39
Merger and Merger-Related Costs	10	7	–	3	–
OPERATING EARNINGS	$270	$(18)	$114	$135	$39

For the Quarter Ended September 30, 2005

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)
OPERATING REVENUES	$2,749	$(328)	$1,636	$1,130	$311
OPERATING EXPENSES
Energy Costs	1,418	(326)	960	636	148
Operation and Maintenance	527	(9)	261	211	64
Depreciation and Amortization	190	6	140	29	15
Taxes Other Than Income Taxes	30	–	30	–	–
Total Operating Expenses	2,165	(329)	1,391	876	227
Income from Equity Method Investments	31	–	–	–	31
OPERATING INCOME	615	1	245	254	115
Other Income and Deductions	22	–	4	23	(5)
Interest Expense	(207)	(22)	(86)	(33)	(66)
Preferred Securities Dividends	(1)	3	(1)	–	(3)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (Note 1)	429	(18)	162	244	41
Income Tax Expense	(177)	6	(70)	(105)	(8)
INCOME FROM CONTINUING OPERATIONS	252	(12)	92	139	33
Loss from Discontinued Operations, net of tax	(8)	–	–	(8)	–
NET INCOME	$244	$(12)	$92	$131	$33

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million and $1 million, PSEG Global of $0 million and $3 million for the quarters ended September 30, 2005 and 2004, respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2005

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)

OPERATING REVENUES	$9,127	$(1,751)	$5,559	$4,234	$1,085

OPERATING EXPENSES
Energy Costs	5,213	(1,752)	3,472	2,941	552
Operation and Maintenance	1,734	3	839	685	207
Depreciation and Amortization	572	13	418	96	45
Taxes Other Than Income Taxes	105	(1)	106	–	–
Total Operating Expenses	7,624	(1,737)	4,835	3,722	804

Income from Equity Method Investments	96	–	–	–	96

OPERATING INCOME	1,599	(14)	724	512	377

Other Income and Deductions	102	(4)	5	102	(1)
Interest Expense	(631)	(96)	(256)	(86)	(193)
Preferred Securities Dividends	(3)	3	(3)	–	(3)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (Note 1)	1,067	(111)	470	528	180

Income Tax Expense	(414)	45	(191)	(225)	(43)

INCOME FROM CONTINUING OPERATIONS	653	(66)	279	303	137
Loss from Discontinued Operations, including Loss on Disposal, net of tax	(197)	–	–	(197)	–

NET INCOME	$456	$(66)	$279	$106	$137

INCOME FROM CONTINUING OPERATIONS	$653	$(66)	$279	$303	$137
Merger and Merger-Related Costs	26	16	–	10	–
OPERATING EARNINGS	$679	$(50)	$279	$313	$137

For the Nine Months Ended September 30, 2004

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 2)

OPERATING REVENUES	$8,262	$(1,493)	$5,236	$3,818	$701

OPERATING EXPENSES
Energy Costs	4,498	(1,491)	3,203	2,544	242
Operation and Maintenance	1,604	(28)	797	672	163
Depreciation and Amortization	525	14	393	78	40
Taxes Other Than Income Taxes	103	–	103	–	–
Total Operating Expenses	6,730	(1,505)	4,496	3,294	445

Income from Equity Method Investments	92	–	–	–	92

OPERATING INCOME	1,624	12	740	524	348

Other Income and Deductions	89	(3)	9	96	(13)
Interest Expense	(627)	(73)	(273)	(85)	(196)
Preferred Securities Dividends	(3)	13	(3)	–	(13)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (Note 1)	1,083	(51)	473	535	126

Income Tax Expense	(422)	23	(195)	(216)	(34)

INCOME FROM CONTINUING OPERATIONS	661	(28)	278	319	92
Loss from Discontinued Operations, including Gain on Disposal, net of tax	(22)	–	–	(27)	5

NET INCOME	$639	$(28)	$278	$292	$97

Note 1:

Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $3 million and $3 million, PSEG Global of $3 million and $11 million and PSEG Resources of $0 and $2 million for the nine months ended September 30, 2005 and 2004 respectively.

Note 2:

Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CAPITALIZATION SCHEDULE

(Unaudited, $ Millions)

	September 30, 2005	December 31, 2004
DEBT
Commercial Paper and Loans	$371	$638
Long-Term Debt, including amounts due within one year	9,077	8,588
Securitization Debt, including amounts due within one year	2,082	2,085
Project Level, Non-Recourse Debt, including amounts due within one year	1,237	1,437
Debt Supporting Trust Preferred Securities, including amounts due within one year	1,201	1,201
Total Debt	13,968	13,949

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,581	4,569
Treasury Stock	(968)	(978)
Retained Earnings	2,480	2,425
Accumulated Other Comprehensive Loss	(588)	(272)
Total Common Stockholders’ Equity	5,505	5,744
Total Capitalization	$19,553	$19,773

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONSOLIDATING STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2005

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 1)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Note 2)	$456	$(66)	$279	$106	$137
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities
Loss on Disposal of Discontinued Operations, net of tax	178	–	–	178	–
Depreciation and Amortization	572	13	418	96	45
Amortization of Nuclear Fuel	69	–	–	69	–
Other	(368)	(6)	(236)	(161)	35
Net Cash Provided by (Used in) Operating Activities	907	(59)	461	288	217

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Property, Plant and Equipment	(751)	(8)	(372)	(345)	(26)
Proceeds from Sale of Property, Plant and Equipment	226	–	–	226	–
Proceeds from Sale of Investments	26	–	–	–	26
Collection of Note Receivable	132	–	–	–	132
Other	(39)	13	(3)	(62)	13
Net Cash (Used in) Provided by Investing Activities	(406)	5	(375)	(181)	145

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in Short-term Debt	(267)	(347)	80	–	–
Issuance of Long-term Debt (LTD)	732	375	353	–	4
Return of Capital	–	284	–	–	(284)
Redemption of LTD and Project Level/Securitization LTD	(250)	–	(230)	–	(20)
Issuance of Common Stock/Contributed Capital	55	55	–	–	–
Cash Dividends Paid on Common Stock	(401)	(401)	–	–	–
Other	(42)	65	(3)	(98)	(6)
Net Cash (Used in) Provided by Financing Activities	(173)	31	200	(98)	(306)
Effect of Exchange Rate Change	1	–	–	–	1

Net Increase (Decrease) in Cash and Cash Equivalents	329	(23)	286	9	57

Cash and Cash Equivalents at Beginning of Period	279	64	6	10	199
Cash and Cash Equivalents at End of Period	$608	$41	$292	$19	$256

For the Nine Months Ended September 30, 2004

(Unaudited, $ Millions)

	PSEG	OTHER	PSE&G	PSEG POWER	PSEG ENERGY HOLDINGS
		(Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Note 2)	$639	$(28)	$278	$292	$97
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities
Gain on Disposal of Discontinued Operations, net of tax	(5)	–	–	–	(5)
Depreciation and Amortization	525	14	393	78	40
Amortization of Nuclear Fuel	63	–	–	63	–
Other	32	18	(264)	55	223
Net Cash Provided by Operating Activities	1,254	4	407	488	355

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Property, Plant and Equipment	(887)	(11)	(290)	(522)	(64)
Proceeds from Sale of Investments	306	–	–	–	306
Other	(112)	(235)	(97)	73	147
Net Cash (Used in) Provided by Investing Activities	(693)	(246)	(387)	(449)	389

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in Short-term Debt	361	(186)	285	262	–
Issuances of Long-term Debt (LTD)	1,413	200	710	488	15
Redemption of LTD and Project Level/Securitization LTD	(2,129)	–	(990)	(800)	(339)
Return of Capital	–	300	–	–	(300)
Issuance of Common Stock/Contributed Capital	63	63	–	–	–
Cash Dividends Paid on Common Stock	(391)	(391)	–	–	–
Other	(14)	86	(100)	–	–
Net Cash (Used in) Provided by Financing Activities	(697)	72	(95)	(50)	(624)
Effect of Exchange Rate Change	–	–	–	–	–

Net (Decrease) Increase in Cash and Cash Equivalents	(136)	(170)	(75)	(11)	120

Cash and Cash Equivalents at Beginning of Period	452	181	140	27	104
Cash and Cash Equivalents at End of Period	$316	$11	$65	$16	$224

Note 1:

Primarily includes financing activities at the parent and intercompany eliminations.

Note 2:

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $3 million and $3 million and Energy Holdings of $3 million and $13 million for the nine months ended September 30, 2005 and 2004, respectively.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-to-Quarter EPS Reconciliation

September 30, 2005 vs. September 30, 2004

(Unaudited)

PSEG 3rd Quarter 2004 Net Income			$1.03
Loss from Discontinued Operations			0.03
PSEG 3rd Quarter 2004 Income from Continuing Operations			$1.06

PSE&G			B/(W)
3rd Quarter 2004		$0.39

Weather - Electric		0.04
Electric Demand		0.04
Other		0.01
Shares Outstanding		(0.01)

3rd Quarter 2005		$0.47	$0.08

PSEG Power
3rd Quarter 2004		$0.58

Replacement Power (Salem, Hope Creek, Hudson)	(0.06)
Mark to Market/BGSS	(0.04)
Margin		(0.10)
NDT Income		0.09
O&M, Depreciation, Interest and other		(0.01)
Shares outstanding		(0.01)

3rd Quarter 2005		$0.55	$(0.03)

PSEG Energy Holdings
3rd Quarter 2004		$0.14

Global
Operations - primarily TIE		0.06
Cost of Cash Repatriation		(0.04)

3rd Quarter 2005		$0.16	$0.02

Public Service Enterprise Group
3rd Quarter 2004		$(0.05)
Interest Expense, excluding Merger and Merger Related costs of ($0.03)		(0.03)
3rd Quarter 2005		$(0.08)	$(0.03)

PSEG 3rd Quarter 2005 Operating Earnings			$1.10
Merger and Merger Related Costs			(0.04)
PSEG 3rd Quarter 2005 Income from Continuing Operations			$1.06
Loss from Discontinued Operations, including Loss on Disposal			(0.03)
PSEG 3rd Quarter 2005 Net Income			$1.03

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

YTD-to-YTD EPS Reconciliation

September 30, 2005 vs. September 30, 2004

(Unaudited)

PSEG Net Income for the Nine Months Ended September 30, 2004			$2.69
Loss from Discontinued Operations, including Gain on Disposal			0.09
PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2004			$2.78
PSE&G			B/(W)
Year to Date September 30, 2004		$1.17
Weather		0.05
Demands and Volume (first quarter Gas)		(0.01)
O&M		(0.06)
Interest Savings		0.03
Other		(0.01)
Additional Shares Outstanding		(0.02)
Year to Date September 30, 2005		$1.15	$(0.02)

PSEG Power
Year to Date September 30, 2004		$1.34
Margin		0.03
Depreciation & Amortization - Lawrenceburg and BEC		(0.04)
Other		(0.01)
Additional Shares Outstanding		(0.03)
Year to Date September 30, 2005		$1.29	$(0.05)

PSEG Energy Holdings
Year to Date September 30, 2004		$0.39
Global

Operations - Primarily TIE and South America	0.15
Net Foreign Exchange Gains - Primarily Elcho	0.03
Cost of Cash Repatriation	(0.04)
Additional Shares Outstanding	(0.01)	0.13
Resources
Operations (includes EME-Collins lease termination in 2004, sale of SEGS in 2005, partially offset by write off of UAL lease in 2005)	0.03
Additional Shares Outstanding	–	0.03
Energy Holdings (Parent)		0.01
Year to Date September 30, 2005		$0.56	$0.17
Public Service Enterprise Group
Year to Date September 30, 2004		$(0.12)
Interest Expense		(0.09)
Year to Date September 30, 2005		$(0.21)	$(0.09)

PSEG Operating Earnings for the Nine Months Ended September 30, 2005			$2.79
Merger and Merger Related Costs			(0.11)
PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2005			$2.68
Loss from Discontinued Operations, including Loss on Disposal			(0.81)
PSEG Net Income for the Nine Months Ended September 30, 2005			$1.87

Attachment 8

PSEG Global L.L.C.

Investment Results

(Unaudited, $ Millions)

	Total Capital at Risk (A) As of		For the Quarter Ended September 30, 2005		For the Nine Months Ended September 30, 2005
	September 30, 2005	December 31, 2004	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)
Region
North America	$467	$427	$51	$6	$119	$16
South America	1,635	1,581	40	10	114	28
Europe	181	209	(2)	8	34	26
India and Oman	64	94	–	–	10	4
Asia Pacific	6	6	–	–	5	–
Global G&A - Unallocated	–	–	(5)	–	(19)	–
Total	$2,353	$2,317	$84	$24	$263	$74

	For the Quarter Ended September 30, 2004		For the Nine Months Ended September 30, 2004
	EBIT (B)	Non-Recourse Interest (C)	EBIT (B)	Non-Recourse Interest (C)
Region
North America	$27	$7	$91	$7
South America	31	4	101	14
Europe	5	8	25	24
India and Oman	5	4	15	12
Asia Pacific	5	–	13	–
Global G&A - Unallocated	(6)	–	(22)	–
Total	$67	$23	$223	$57

Reconciliation of EBIT to Income from Continuing Operations	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2005	2004	2005	2004
Total Global EBIT	$84	$67	$263	$223
Interest Expense	(45)	(46)	(133)	(123)
Income Taxes	(18)	–	(23)	(19)
Minority Interest	1	(1)	(3)	(3)
Preference Unit Distributions	–	(3)	(3)	(11)
Income from Continuing Operations	$22	$17	$101	$67

(A)	Total Capital at Risk includes Global's gross investments and equity commitment guarantees less non-recourse debt at the project level.
(B)	For investments accounted for under the equity method of accounting, includes Global's share of net earnings, including Interest Expense and Income Tax Expense.
(C)	Non-Recourse Interest is Interest Expense on debt that is non-recourse to Global.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS

Sales and Revenues to Customers

September 2005

Electric Sales and Revenues
	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
Sales (millions kwh)	Months Ended	2004	Months Ended	2004	Months Ended	2004
Residential	4,820	20.9%	11,010	8.1%	13,946	7.0%
Commercial	6,979	9.7%	18,373	3.6%	23,960	3.1%
Industrial	1,788	2.6%	4,740	-4.2%	6,313	-3.0%
Street Lighting	81	-0.5%	257	0.1%	364	0.1%
Interdepartmental	4	0.0%	12	-39.0%	24	12.3%
Total	13,672	12.3%	34,392	3.8%	44,607	3.3%
Revenue (in millions)
Residential	$602	24.9%	$1,296	9.3%	$1,601	5.8%
Commercial	720	13.4%	1615	6.2%	1,984	2.9%
Industrial	113	-9.9%	264	-7.3%	338	-7.8%
Street Lighting	15	2.6%	46	2.8%	61	1.0%
Other	120	58.5%	262	19.7%	336	25.2%
Total	$1,570	17.8%	$3,483	7.0%	$4,320	4.5%
Gas Sold and Transported
	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
Sales (millions therms)	Months Ended	2004	Months Ended	2004	Months Ended	2004
Residential Sales	99	-4.3%	1,002	-1.7%	1,455	-1.6%
Commercial - Firm Sales	39	-11.6%	398	-5.4%	568	-3.9%
Commercial - Interr. & Cogen	18	62.0%	46	34.0%	60	31.0%
Industrial - Firm Sales	3	13.8%	33	-11.5%	47	-10.6%
Industrial - Interr. & Cogen	129	21.7%	285	-0.7%	375	-7.9%
Other Operating Revenues	0	-99.2%	1	-88.0%	(6)	-167.3%
Total	288	6.4%	1,764	-2.3%	2,499	-3.3%
Gas Transported	251	3.2%	786	5.0%	1,072	2.5%
Revenue (in millions)
Residential Sales	73	-2.6%	770	4.8%	1,112	2.4%
Commercial - Firm Sales	41	35.0%	341	4.2%	505	12.7%
Commercial - Interr. & Cogen	10	2.2%	37	41.5%	45	34.8%
Industrial - Firm Sales	3	97.3%	29	-0.8%	43	6.2%
Industrial - Interr. & Cogen	125	66.1%	254	23.5%	325	19.3%
Other Operating Revenues	33	13.9%	97	11.0%	129	-2.9%
Total	285	29.0%	1,528	8.3%	2,159	8.1%
Gas Transported	78	-3.1%	548	-3.9%	814	-1.0%

	Three	Change vs.	Nine	Change vs.	Twelve	Change vs.
Weather Data	Months Ended	2004	Months Ended	2004	Months Ended	2004
Degree Days - Actual	9	-35.7%	3,247	1.5%	4,929	1.9%
Degree Days - Normal	39		3,154		4,839

THI Hours - Actual	14,333	37.5%	18,589	25.5%	18,631	24.1%
THI Hours - Normal	11,044		14,614		14,878

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

STATISTICAL MEASURES

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Weighted Average Common Shares Outstanding (000’s)
Basic	239,034	237,269	238,696	236,724
Diluted	244,286	237,728	243,212	237,883

Stock Price at End of Period	$64.36	$42.60

Dividends Paid per Share of Common Stock	$0.56	$0.55	$1.68	$1.65

Dividend Payout Ratio*	72.7%	62.9%

Dividend Yield	3.5%	5.2%

Price/Earnings Ratio*	20.9	12.2

Rate of Return on Average Common Equity*	13.3%	15.7%

Ratio of Earnings to Fixed Charges	0.97	1.12	1.76	1.90

Book Value per Common Share	$23.01	$23.44

Market Price as a Percent of Book Value	280%	182%

Total Shareholder Return - Period Ending	6.7%	7.8%	27.9%	1.1%
Total Shareholder Return - 12 Months Ending	57.4%	6.8%

Generation by Fuel Type	Quarters Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Nuclear - NJ	34%	37%	35%	35%
Nuclear - PA	15%	17%	19%	20%
Total Nuclear	49%	54%	54%	55%

Fossil - Coal - NJ	12%	13%	12%	11%
Fossil - Coal - PA	10%	11%	12%	12%
Fossil - Coal - CT	5%	5%	6%	6%
Total Coal	27%	29%	30%	29%

Fossil - Oil & Natural Gas - NJ	14%	14%	11%	13%
Fossil - Oil & Natural Gas - NY	5%	0%	2%	1%
Fossil - Oil & Natural Gas - CT	2%	1%	2%	1%
Fossil - Oil & Natural Gas - Midwest	3%	1%	1%	0%
Total Oil & Natural Gas	24%	16%	16%	15%

Fossil - Pumped Storage	0%	1%	0%	1%
	100%	100%	100%	100%

*Calculation based on earnings from continuing operations for 12-month period ending

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
2006 EARNINGS GUIDANCE
$3.45 to $3.75 per Share

Key Assumptions and Sensitivities for PSEG Power - 2006
	Assumption	Change	Impact
Natural Gas Prices	$10/mmbtu	$1/mmbtu	1 cent/share
RTC Energy - PJM West	$69/MWh	$5/MWh	5 cents/share
Nuclear Capacity Factor	91.4%	1%	4 cents/share
PJM Capacity Prices	$3/kW-yr	$5/kW-yr	5 cents/share

Estimated Generation Output Termed Up by Year:

	2006	2007	2008

Percent Under Contract	85% - 90%	65% - 75%	35% - 50%
(Coal & Nuclear)